EXHIBIT 10.1

AMENDMENT NO. 4 TO

INFINITY PHARMACEUTICALS, INC.

2000 STOCK INCENTIVE PLAN

The Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”), be and hereby is amended as follows:

Subject to, and effective upon, the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware approved by stockholders at the 2007 Annual Stockholders Meeting, Article Five, Section I.A. is hereby deleted in its entirety and a new Article Five, Section I.A. is inserted in lieu thereof, which reads as follows:

“Notwithstanding anything to the contrary contained herein:

(1) Each non-employee director initially elected to the Board following September 12, 2006, on the date of his or her initial election to the Board, shall receive a Non-Statutory Option to purchase 9,375 shares of Common Stock (the “Initial Option”). Shares of Common Stock subject to the Initial Option will become exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that the holder of the Initial Option continues to serve as a director.

(2) Each non-employee director shall, on the date of the first Annual Stockholders Meeting following the first anniversary of his or her initial election to the Board and on the date of each Annual Stockholders Meeting thereafter, receive a Non-Statutory Option to purchase 5,625 shares of Common Stock (an “Annual Option”); provided, however, that Annual Options shall not be granted to non-employee directors serving on the Board on September 13, 2006 until the first Annual Stockholders Meeting after September 12, 2009. Shares of Common Stock subject to the Annual Option will be exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that the holder of the Annual Option continues to serve as a director.

(3) The non-employee director who serves as the lead outside director of the Board shall receive an additional Non-Statutory Option to purchase 9,375 shares of Common Stock upon the date of commencement of service in such position and upon each anniversary thereafter. Shares of Common Stock subject to each such option will be exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that the holder of such option continues to serve as the lead outside director.

(4) The non-employee director who serves as the lead research and development director of the Board and the non-employee director who serves as the chair of the audit committee of the Board shall each receive an additional Non-Statutory Option to purchase 3,750 shares of Common Stock upon the date of commencement of service in such position and each anniversary thereafter. Shares of Common Stock subject to such options will be exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as the lead research and development director or the chair of the audit committee, as applicable.

(5) The non-employee director who serves as the chair of the compensation committee of the Board and the non-employee director who serves as the chair of the nominating and corporate governance committee of the Board shall each receive an additional Non-Statutory Option to purchase 1,875 shares upon the commencement of service in such position and each anniversary thereafter. Shares of Common Stock subject to such options will be exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as the chair of the compensation committee or the chair of the nominating and corporate governance committee, as applicable.”